                                [GRAPHIC OMITTED]



                        PERICOM SEMICONDUCTOR CORPORATION
                                2380 BERING DRIVE
                               SAN JOSE, CA 95131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 2001
         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Pericom Semiconductor Corporation, a California corporation (the "Company") will be held on December 12, 2001 at 3:00 p.m., California time, at the Company's premises, 2380 Bering Drive, San Jose, California 95131, for the following purposes:

          1. To elect six directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

          2. To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending June 30, 2002.

          3. To transact such other business as may properly come before the Annual Meeting.

         The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

         The Board of Directors has fixed the close of business on October 18, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.


                                      FOR THE BOARD OF DIRECTORS


                                      /s/ John Chi-Hung Hui, Ph.D.
                                      -------------------------------
                                      John Chi-Hung Hui, Ph.D.
                                      Vice President, Technology and Secretary

San Jose, California
November 1, 2001
                             YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                        PERICOM SEMICONDUCTOR CORPORATION

                                 PROXY STATEMENT


GENERAL

         The enclosed proxy is solicited by Pericom Semiconductor Corporation (the "Company") on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 12, 2001 at 3:00 p.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's premises, 2380 Bering Drive, San Jose, California 95131.

         This Proxy Statement, the form of proxy, and the Company's 2001 Annual Report are first being mailed to shareholders on or about November 1, 2001.


REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of John Chi-Hung Hui, Ph.D., Vice President, Technology and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


RECORD DATE, SHARE OWNERSHIP AND QUORUM

         Shareholders of record at the close of business on October 18, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 25,218,922 shares of the Company's Common Stock, no par value (the "Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.


VOTING AND SOLICITATION

         Each share outstanding on the Record Date is entitled to one vote. Under the cumulative voting provisions in the Company's Bylaws, each shareholder may cast for a single nominee for director, or distribute among up to six nominees, a number of votes equal to six multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless, at the Annual Meeting, at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

         The costs of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. The ratification of the independent auditors for the Company for the current year requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the shareholders, abstentions have the same effect as negative votes. A plurality of the votes duly cast is required for the election of the directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions are not counted for purposes of the election of directors. While broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, with respect to Proposal No. 2, which requires the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes shall have no effect.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a shareholder proposal must be received by the Company no later than July 4, 2002 to be considered timely for inclusion in the proxy statement for the 2002 Annual Meeting of Shareholders. A shareholder's notice to the Company must set forth as to each matter the shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

         If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act, and does not notify the Company of such proposal on or before September 17, 2002, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 2002 Annual Meeting of Shareholders.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at six. Six directors will be elected at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.


                                                                                                                   DIRECTOR
NAME OF NOMINEE                               AGE            PRINCIPAL OCCUPATION                                  SINCE
========================================      ========       ===============================================       ==========
Alex Chi-Ming Hui...................          44             Chief Executive Officer, President and                1990
                                                             Chairman of the Board of Directors
Chi-Hung (John) Hui, Ph.D...........          46             Vice President, Technology and Director               1990

Hau L. Lee, Ph.D....................          48             Director                                              1999

Millard (Mel) Phelps................          73             Director                                              1999

Tay Thiam Song .....................          46             Director                                              1992

Jeffrey Young ......................          52             Director                                              1995

         The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

         MR. ALEX CHI-MING HUI has been Chief Executive Officer, President and a member of the Board of Directors of the Company since its inception in June 1990, and was elected Chairman of the Board of Directors of the Company in July 1999. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic Corporation, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett-Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

         DR. CHI-HUNG (JOHN) HUI has been Vice President, Technology and a member of the Board of Directors of the Company since its inception in June 1990. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1984 to August 1987, Dr. Hui was a member of the technical staff of Hewlett-Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

         DR. HAU L. LEE has been a member of the Board of Directors since July 1999. From February 1997 through the present Dr. Lee has been Kleiner Perkins, Mayfield, Sequoia Capital Professor in the Department of Industrial Engineering and Engineering Management and from September 1998 through the present has been Professor of Operations, Information and Technology Management at the Graduate School of Business at Stanford University. From September 1992 through the present he has been Professor of Industrial Engineering and Engineering Management at Stanford University. He is the founding and current director of the Stanford Global Supply Chain Management Forum, and has consulted extensively for companies such as Hewlett Packard, Sun Microsystems, IBM, Xilinx Corporation, Motorola, and Andersen Consulting. Dr. Lee is a graduate of the University of Hong Kong and earned his M.S. in Operational Research from the London School of Economics and his M.S. and Ph.D. degrees in Operations Research from the Wharton School at the University of Pennsylvania.

         MR. MILLARD (MEL) PHELPS has been a member of the Board of Directors since July 1999. Mr. Phelps is a retired advisory director of Hambrecht and Quist (H&Q), a position he held from September 1994 to July 1997. Prior to joining H&Q in 1984 as a Principal in the firm and Senior Semiconductor Analyst, Mr. Phelps spent 23-years in the semiconductor industry in various management and corporate officer positions. Mr. Phelps is currently serving as a Director of Trident Microsystems and is also a director of four privately held companies. Mr. Phelps holds a BSEE degree with honors from Case Reserve University.

         MR. TAY THIAM SONG has been a member of the Board of Directors since June 1992. Mr. Tay resides in Singapore, and, since 1985, has been serving as the Executive Director of various companies in Singapore and Malaysia, including Daiman Group (a Malaysian public company) and Chye Seng Tannery (Pte) Ltd. Mr. Tay holds a B.A. in Accounting from the North East London Polytechnic University.

         MR. JEFFREY YOUNG has been a member of the Board of Directors since August 1995. Since 1988, Mr. Young has been a resident of Singapore and from 1990 to the present has served as the Executive Director of Daiman Roof Tiles Sdn. Bhd., a subsidiary of the Daiman Group, and from 1989 to the present as a Director of Great Wall Brick Work Sdn. Bhd., and from 1993 to the present as a Director of Daiman Singapore (Pte) Ltd., and has been a Director of Daiman Investments (Australia) Pty. Ltd. from 1993 to the present. Mr. Young holds a B.S. from the Electronic College of Canton, People's Republic of China.

REQUIRED VOTE: A PLURALITY OF THE VOTES DULY CAST AT THE ANNUAL MEETING IS
               REQUIRED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held four meetings during fiscal 2001. During the last fiscal year, each incumbent director attended every meeting of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

         During 2001, Dr. Lee, Mr. Phelps and Mr. Tay served on the Audit Committee. The Audit Committee held three meeting during 2001. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management's conduct of the Company's (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company's financial statements. See "Report of the Audit Committee of the Board of Directors." The Board adopted and approved a charter for the Audit Committee in April 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

         During 2001, Messrs. Tay and Young served on the Compensation Committee. The Compensation Committee held one meeting during 2001. The Compensation Committee administers the Company's 2001 Stock Incentive Plan, the Company's 2000 Employee Stock Purchase Plan and the Company's 1995 Stock Option Plan and reviews and approves the compensation and benefits for the Company's executive officers.

         The Nominating Committee was formed in October 2001. The current members of the Nominating Committee are Messrs. Phelps and Young and Dr. Lee. The Nominating Committee assists the Board in selecting nominees for election to the Board and monitors the composition of the Board.

DIRECTOR COMPENSATION

         The Company's employee directors receive no fees for their services as members of the Board of Directors or committee members. Each non-employee director receives $2,000 per quarterly meeting, $500 for each additional telephonic meeting, and $1,000 for each Compensation, Audit Committee or Nominating Committee meeting attended. Commencing in fiscal 2000, all non-employee directors of the Company receive automatic stock option grants upon joining the Board of Directors in the amount of 10,000 shares and they receive 10,000 shares annually thereafter under the Company's 1995 Stock Option Plan or 2001 Stock Incentive Plan. All options are vested immediately upon grant. The exercise price of such stock options is equivalent to the fair market value of the underlying Common Stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee is an officer or employee of the Company. Two of the six members of the Board of Directors also serve as members of the board of directors for Pericom Technology, Inc., a British Virgin Islands corporation. Other than with respect to Pericom Technology, Inc., no interlocking exists between our Board of Directors or Compensation Committee and the board of directors or compensation committees of any other company, nor has such an interlocking relationship existed in the past.

         Mr. Hui and Dr. Hui are brothers, and Mr. Tay and Mr. Young are brothers-in-law.

                                 PROPOSAL NO. 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2002 fiscal year and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Deloitte & Touche LLP as the independent auditors for fiscal year 2002. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Deloitte & Touche LLP has audited the Company's financial statements since the year ended June 30, 1992.

    Audit Fees: Aggregate fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for fiscal year 2001 and for the review of the Company's financial Forms 10-Q for fiscal year 2001 were $123,000.

    All Other Fees: Aggregate fees for all other professional services rendered by Deloitte & Touche LLP (other than Audit Fees) for fiscal year 2001 were $191,000, including audit related services of $4,000 and nonaudit services of $187,000. Audit related services generally include fees for statutory audits, business combinations, accounting consultations and Securities and Exchange Commission (the "SEC") registration statements. Nonaudit services generally include tax compliance and tax consultations.

REQUIRED VOTE: THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT
        AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO RATIFY
                             THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF
  DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR
                                     2002.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary, bonus and other compensation exceeded $100,000 during fiscal 2001 (collectively, the "Named Executive Officers").


                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                          AWARDS
                                                                                                          ------
                                                                                                          SHARES
                                                                         ANNUAL COMPENSATION (3)         UNDERLYING
             NAME AND PRINCIPAL POSITION                 YEAR         SALARY            BONUS             OPTIONS
            ----------------------------                 ----         ------            -----             ------

Alex Chi-Ming Hui                                        2001        $251,100          $  ---             160,000
     Chief Executive Officer, President and              2000         236,500           67,400            260,000
     Chairman of the Board of Directors                  1999         212,755           20,000            200,000

Chi-Hung (John) Hui                                      2001         217,946             ---             100,000
     Vice President, Technology and Director             2000         206,492           39,400            100,000
                                                         1999         185,182           16,000            140,000

Patrick B. Brennan (1)                                   2001         144,923           11,014               ---
     Vice President, Investor Relations                  2000         147,539           30,400             70,000
                                                         1999         145,937           12,000             30,000

Michael D. Craighead (2)                                 2001         141,635           11,897             56,000
     Vice President and Chief Financial Officer          2000         106,688             ---              44,000

Tat C. Choi                                              2001         162,308            8,115                ---
     Vice President, Design Engineering                  2000         150,982           24,400             25,000
                                                         1999         149,692           12,000             20,000

(1) Mr. Brennan's compensation for 1999 includes $15,692 of accrued vacation that was paid to him in that year.
(2) Mr. Craighead joined the Company in July, 1999 becoming Chief Financial Officer in October 2000.
(3) None of the Named Executive Officers received any other compensation besides salary and bonus in 1999, 2000 or 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock option grants to each of the Named Executive Officers during fiscal 2001.


                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                            NUMBER OF                                                           OF STOCK PRICE
                              SHARES      PERCENT OF TOTAL    EXERCISE                       APPRECIATION FOR OPTION
                            UNDERLYING    OPTIONS GRANTED       PRICE                               TERM (4)
                             OPTIONS      TO EMPLOYEES IN        PER       EXPIRATION   -------------------------------
          NAME               GRANTED      FISCAL 2001 (1)     SHARE (2)      DATE (3)          5%               10%
          ----               -------      ---------------     ---------      --------          --               ---

Alex Chi-Ming Hui             40,000           2.11%           $16.56         4/24/11       $416,580       $1,055,695
                             120,000           6.32             13.96         6/25/11      1,053,524        2,669,837
Chi-Hung (John) Hui           25,000           1.32             16.56         4/24/11        260,362          659,809
                              75,000           3.95             13.96         6/25/11        658,453        1,668,649
Patrick B. Brennan             ---              ---              ---            ---           ---              ---
Michael D. Craighead          56,000           2.95            22.625        10/25/10        796,809        2,019,272
Tat C. Choi                    ---              ---              ---            ---           ---              ---
-----------

(1) In fiscal 2001, the Company granted options to employees to purchase an aggregate of 1,897,555 shares.
(2) Each of these options was granted pursuant to the Company's 1995 Stock Option Plan or 2001 Stock Incentive Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of the grant. All such options vest over a four-year period, subject to continued employment with the Company.
(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information as of June 30, 2001 concerning exercisable and unexercisable stock options held by each of the Named Executive Officers.


                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                               NUMBER OF                        OPTIONS AT JUNE 30, 2001            JUNE 30, 2001 (1)
                            SHARES ACQUIRED      VALUE        --------------------------            -----------------
           NAME               ON EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
           ----               -----------       ---------     -----------    -------------      -----------     -------------

Alex Chi-Ming Hui                3,000          $45,938        771,583          445,417         $9,529,077        $1,293,673
Chi-Hung (John) Hui               ---            ---           456,667          233,333          5,936,969           777,531
Patrick B. Brennan              78,617        1,506,088         39,508           36,875            243,584           286,692
Michael D. Craighead             7,540          147,703         20,001           35,459             58,722           135,300
Tat C. Choi                     20,000          500,750         86,042           48,958          1,040,229           414,271
-----------

(1) The value of "in-the-money" stock options represents the difference between the exercise price of such stock options and the fair market value of $15.60 per share of Common Stock as of June 30, 2001 multiplied by the total number of shares subject to such options on June 30, 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL LANGUAGE TO THE CONTRARY.

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the "CEO"), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

         COMPENSATION PHILOSOPHY. The Company believes that the management team it has assembled is well suited to increase shareholder value and contribute to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

         BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

         BONUS. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals, including, but not limited to, operating profit, achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

         OPTIONS. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

         Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

         CEO COMPENSATION. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus plan is comparable to the salaries offered to CEO's of competitive companies. In recommending stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

                     COMPENSATION COMMITTEE
                     ----------------------

                     Tay Thiam Song
                     Jeffrey Young

                     November 1, 2001

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors has provided the following report:

         The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's accounting, auditing, and financial reporting and disclosure processes, and systems of internal control established by management regarding finance, accounting, legal compliance, and ethics. Each of the three members of the Audit Committee is independent of the Company, as defined under the NASDAQ corporate governance standards. The Audit Committee operates under a written charter adopted by the Company's Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

         Management is responsible for the preparation, integrity, and objectivity of the consolidated financial statements. Deloitte & Touche LLP, our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Audit Committee serves in an oversight role over the financial reporting process. As part of its charter obligations over the financial reporting process, the Audit Committee has:

          o Reviewed and discussed the audited consolidated financial statements with management;

          o Discussed with Deloitte & Touche LLP the results of their audit including the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees";

          o Received the written disclosures and the letter from Deloitte & Touche LLP regarding auditor independence required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees";

          o Discussed with Deloitte & Touche LLP the accounting firm's independence from the Company; and

          o Considered whether Deloitte & Touche LLP`s provision of non-audit services to the Company is compatible with maintaining the accounting firm's independence from the Company

Based on its review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the stockholders, the reappointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2002.

                     Millard (Mel) Phelps - Chairman
                     Hau L. Lee
                     Tay Thiam Song

                     November 1, 2001

                               PERFORMANCE GRAPH

         THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL LANGUAGE TO THE CONTRARY.

         The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since October 31, 1997 with (ii) cumulative total shareholder return on (a) the Standard and Poor 500 Index and (b) the JP Morgan Hambrecht & Quist Semiconductor Index. The comparison assumes an investment of $100 on October 31, 1997 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.



                COMPARSION OF 44 MONTH CUMULATIVE TOTAL RETURN*
          AMONG PERICOM SEMICONDUCTOR CORPORATION, THE S & P 500 INDEX
                  AND THE JP MORGAN H & Q SEMICONDUCTORS INDEZ


                                     ----------------------------------------------------------------------------------------
                                       10/31/97    12/31/97   03/31/98   06/27/98   09/30/98   12/31/98   03/31/99   06/30/99


PERICOM SEMICONDUCTOR CORPORATION       100.00      81.25      85.42      77.78      56.94      120.14     93.75       125.00
S&P 500                                 100.00     106.43     121.27     125.27     112.81      136.84    143.66       153.78
JP MORGAN H&Q SEMICONDUCTORS            100.00      85.03      97.49      83.76      73.03      119.36    135.39       177.55



                                     ----------------------------------------------------------------------------------------
                                       09/30/99    12/31/99   03/31/00   07/01/00   09/30/00   12/31/00   03/31/01   06/30/01



PERICOM SEMICONDUCTOR CORPORATION       165.28     292.37     396.53     755.56     834.73      411.11    286.11       349.33
S&P 500                                 144.18     165.63     169.43     164.93     163.33      150.55    132.71       140.47
JP MORGAN H&Q SEMICONDUCTORS            199.23     297.86     466.97     457.10     370.11      248.48    226.57       252.16


                 * $100 INVESTED ON 10/31/97 IN STOCK OR INDEX-
                 INCLUDING REINVESTMENT OF DIVIDENDS.
                 FISCAL YEAR ENDING JUNE 30.

                              CERTAIN TRANSACTIONS

         In April 1994, the Company, Alex Chi-Ming Hui, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, Chi-Hung (John) Hui, Vice President, Technology and a director of the Company, and Dato' Kia Hong Tay and members of his immediate family, most of whom are principal shareholders of the Company, formed Pericom Technology, Inc., a British Virgin Islands corporation ("PTI") with principal offices in Shanghai, People's Republic of China. Initially, 18.4% of the outstanding voting stock of PTI was held by the Company and substantially all of the remaining 81.6% of the outstanding PTI voting stock was held by the foregoing directors, officers and principal shareholders of the Company. Alex Chi-Ming Hui and Chi-Hung (John) Hui are also directors of PTI, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTI. In fiscal 2001 an additional financing round of Series "C" Preferred Stock was completed and the Company now holds 45% of the outstanding voting stock of PTI. Pericom and PTI are parties to an agreement, dated as of March 17, 1995, which provides for cost reimbursement between the Company and PTI for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the years ended June 30, 1999 and 2000, the Company sold $65,000 and $29,000 respectively, in services to PTI. During the year ended June 30, 2001, the Company did not sell any services to PTI. During the years ended June 30, 1999, 2000 and 2001, the Company purchased $72,000, $890,000 and $1,300,000 in services from PTI, respectively. In fiscal 2000 the Company began purchasing test and other manufacturing services from PTI. At June 30, 1999, 2000 and 2001, $2,611,000, $233,000 and $134,000 respectively, was owed to the Company by PTI for reimbursement of certain administrative expenses incurred by the Company on behalf of PTI and for advances made to PTI by the Company. See Note 4 of Notes to Financial Statements contained in the Company's 2001 Annual Report to Shareholders.

         In September 1995, the Company and PTI entered into an international distributor agreement, pursuant to which PTI was appointed a non-exclusive distributor for certain Pericom products in the People's Republic of China.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and their affiliates, including transactions with PTI, will continue to be comparable to terms offered by unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 2001 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.


                                                                           SHARES
                                                                        BENEFICIALLY
                      NAME OF BENEFICIAL OWNER                            OWNED (1)          PERCENT
                      -----------------------                           ------------         -------

Alex Chi-Ming Hui (2)                                                     1,765,692           7.00%
American Express Financial Corporation (3)                                1,849,566           7.33%
   200 AXP Financial Center
   Minneapolis, MN  55474
Chi-Hung (John) Hui (4)                                                   1,280,369           5.08%
Tay Thiam Song (5)                                                          365,500           1.45%
Jeffrey Young (5)                                                           166,500             *
Michael Craighead (6)                                                        29,973             *
Tat C. Choi (7)                                                             116,256             *
Patrick B. Brennan (8)                                                      146,855             *
Hau L. Lee (9)                                                               20,800             *
Millard Phelps (9)                                                           15,000             *
All executive officers and directors as a group (12 persons) (10)         3,907,990          15.50%
---------

* Less than 1% of outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 2001 are deemed outstanding. Percentage of beneficial ownership is based upon 25,218,672 shares of Common Stock outstanding as of September 30, 2001. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 2380 Bering Drive, San Jose, California 95131
(2) Includes 850,752 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.
(3) Based on a Schedule 13G filed with the SEC on February 2, 2001, American Express Financial Corporation, a Delaware corporation, has shared voting power with respect to 3,246 shares of the Company's Common Stock and shared dispositive power with respect to 1,849,566 shares of the Company's Common Stock
(4) Includes 495,209 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.
(5) Includes 57,500 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.
(6) Includes 29,294 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.
(7) Includes 103,229 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.
(8) Includes 56,175 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.
(9) Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.
(10) Includes 1,669,659 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 2001.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and The Nasdaq Stock Market. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 2000, its executive officers, directors and ten-percent stockholders complied with all
Section 16(a) filing requirements applicable to them.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                              BY ORDER OF THE BOARD OF
                                              DIRECTORS

                                              /s/ John Chi-Hung Hui, Ph.D.
                                              ------------------------------
                                              John Chi-Hung Hui, Ph.D.
                                              SECRETARY


San Jose, California
Dated:  November 1, 2001

APPENDIX A
----------

                             AUDIT COMMITTEE CHARTER


This charter shall be reviewed, updated and approved annually by the board of directors.

                              ROLE AND INDEPENDENCE


The audit committee of the board of directors assist the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation as directed by the board. The membership of the committee shall consist of at least three directors (by June, 2001) who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing meeting agendas, presiding over meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent auditor partner.

                                RESPONSIBILITIES:

The audit committee's primary responsibilities include:

     o Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

     o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

     o Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.

     o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include considerations of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

     o Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

     o Discussing with management and the external auditors the quality and adequacy of the company's internal controls.

     o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     o Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

SKU 1449-PS-01

                                  DETACH HERE


                                      PROXY

                       PERICOM SEMICONDUCTOR CORPORATION

                 2380 BERING DRIVE, SAN JOSE, CALIFORNIA 95131

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 12, 2001
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTOS

The undersigned, revoking all prior proxies, hereby appoints Alex Chi-Ming Hui and John Chi- Hung Hui, Ph.D. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2001 Annual Meeting of Shareholders of Pericom Semiconductor Corporation to be held at the Company's premises, 2380 Bering Drive, San Jose, California 95131 at 3:00 p.m., California time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

--------------                                                    --------------
 SEE REVERSE                                                       SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
--------------                                                    --------------

PERICOM SEMICONDUCTOR
CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                       PERICOM SEMICONDUCTOR CORPORATION


Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on December 12, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pericom Semiconductor Corporation




                                  DETACH HERE

    PLEASE MARK
/X/ VOTES AS IN                                                            ---
    THIS EXAMPLE



1. To elect six directors of the Company to serve for the ensuing year end until their successors are elected and qualified
   Nominees: (01) Alex Chi-Ming Hui, (02) Chi-Hung (John) Hui, Ph.D.,
             (03) Hau L. Lee, Ph.D., (04) Millard (Mel) Phelps,
             (05) Tay Thiam Song, (06) Jeffrey Young

               FOR                            WITHHELD
               ALL    / /                 / / FROM ALL
             NOMINEES                         NOMINEES

          / /
             -------------------------------------------
             For all nominees except as noted above

2. To ratify and approve the appointment of Deloittc   FOR    AGAINST    ABSTAIN
   & Touche LLP as the independent auditors for the    / /      / /        / /
   Company for the fiscal year ending June 30, 2002.

3. To transact such other business as may properly come before the meeting.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

PLEASE VOTE, DATE AND SIGN. RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduclarles should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


Signature:                  Date:       Signature:                  Date:
          ------------------     -------          ------------------     ------